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                                                                  Exhibit 10(aj)

                           EQUIPMENT LEASING AGREEMENT


       EQUIPMENT LEASING AGREEMENT dated as of June 20, 1996 (herein, as amended and supplemented from time to time, called "this Lease"), between BTM CAPITAL CORPORATION, a Delaware corporation (herein called "Lessor"), having its principal place of business at 125 Sumner Street, Boston, Massachusetts 02110, and PLAYTEX MANUFACTURING, INC., a Delaware corporation (herein called "Lessee"), having its principal place of business at 300 Nyala Farms Road, Westport, Connecticut 06880.

       In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

             "Acceptance Date" for each Item of Equipment means the date on which Lessee has unconditionally accepted such Item for lease hereunder, as evidenced by Lessee's execution and delivery of a Lease Supplement for such Item dated such date.

             "Acquisition Cost" of each Item of Equipment means an amount equal to the sum of (i) the total cost paid by Lessor for such Item, plus (ii) all sales and excise taxes paid by Lessor on or with respect to the acquisition of such Item, plus (iii) all costs and expenses approved and paid by Lessor in connection with the delivery and installation of such Item.

             "Acquisition Period" means the period specified as such on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof.

             "Assignee" shall have the meaning given to such term in Section 14(b) hereof.

             "Basic Rent" means the rent payable for each Item of Equipment during (i) the Basic Term thereof pursuant to Section


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7(b) hereof, and (ii) each Renewal Term (if any) thereof pursuant to Section
28(a) hereof.

             "Basic Term for each Item of Equipment means the period consisting of the number of months set forth for the type of Equipment to which such Item relates on the Related Exhibit A for such Item.

             "Basic Term Commencement Date" for each Item of Equipment means the date specified as such on the Related Exhibit A for such Item.

             "Business Day" means any day other than a day on which banking institutions in the Commonwealth of Massachusetts or the State of Connecticut are authorized by law to close.

             "Casualty Loss Value" of each Item of Equipment as of any Casualty Loss Value Payment Date means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Casualty Loss Value Payment Date on the Schedule of Casualty Loss Values attached to the Related Exhibit A for such Item.

             "Casualty Loss Value Payment Date" of each Item of Equipment shall mean the Basic Term Commencement Date for such Item and the same day of each month thereafter and shall be as set forth in the Schedule of Casualty Loss Values attached to the Related Exhibit A for such Item.

             "End of Term Rental Adjustment" shall have the meaning given to such term in Section 29(d) hereof.

             "Equipment" means the equipment of the type (s) described on each consecutively numbered Exhibit A now or hereafter attached hereto and made a part hereof and leased or to be leased by Lessor to Lessee hereunder or ordered by Lessor for lease to Lessee hereunder, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed therein which are the property of Lessor pursuant to the terms of this Lease.


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             "Estimated Residual Value" for any Item of Equipment shall mean an amount obtained by multiplying (i) the percentage set forth in the Related Exhibit A for such Item under the caption "Estimated Residual Value Percentage" applicable to the Basic Term or Renewal Term then ending, by (ii) the Acquisition Cost for such Item.

             "Event of Default" means any of the events referred to in Section 22 hereof.

             "Event of Loss" with respect to any Item of Equipment means (i) the loss of such Item of Equipment or any substantial part thereof, or (ii) the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of 45 days during the Term, or existing at the expiration or earlier termination of the Term, or (iii) the destruction, damage beyond repair, or rendition of such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (iv) the condemnation, confiscation, seizure, or requisition of use or title to such Item of Equipment or any substantial part thereof by any governmental authority under the power of eminent domain or otherwise.

             "Guarantor" means Playtex Products, Inc., a Delaware corporation and any other Guarantor of Lessee's obligations hereunder.

             "Guaranty" means any guaranty of Lessee's obligations hereunder executed by a Guarantor.

             "Interim Rent" means the rent payable for each Item of Equipment for the Interim Term thereof pursuant to Section 7(a) hereof.

             "Interim Term" for each Item of Equipment means the period commencing on the Acceptance Date for such Item (unless the Acceptance Date is the Basic Term Commencement Date, in which case there shall be no Interim Term for such Item) and ending on the date immediately prior to the Basic Term Commencement Date.

             "Item of Equipment" or "Item" means a single unitary item of the Equipment.


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             "Lease Supplement" means a Lease Supplement substantially in the form attached hereto as Exhibit B, to be executed by Lessor and Lessee with respect to each Item of Equipment as provided in Section 4 hereof, evidencing that such Item is leased hereunder.

             "Lien" means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

             "Maximum Acquisition Cost" means the amount specified as such on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof.

             "Maximum Lessee Risk Amount" for any Item of Equipment shall mean the percentage set forth in the Related Exhibit A for such Item under the caption "Maximum Lessee Risk Percentage" applicable to the Basic Term or Renewal Term then ending, multiplied by the Acquisition Cost for such Item.

             "Maximum Lessor Risk Amount" for any Item of Equipment shall mean the percentage set forth in the Related Exhibit A for such Item under the caption "Maximum Lessor Risk Percentage" applicable to the Basic Term or Renewal Term then ending, multiplied by the Acquisition Cost for such Item.

             "Maximum Term" for each Item of Equipment shall mean the maximum number of months, in aggregate, of the Basic Term and all Renewal Terms of such Item of Equipment, as specified in the Related Exhibit A applicable to such Item of Equipment.

             "Net Proceeds of Sale" shall have the meaning given to such term in
Section 29(d) hereof.

             "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

             "Purchase Option Amount" shall have the meaning given to such term in Section 28(b) hereof.


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             "Reinvestment Premium" for any Item of Equipment, as of any
determination date, shall mean the excess, if any, of (a) the net present value of the sum of (i) all payments of Rent remaining to be paid after such determination date through the expiration of the Maximum Term of such Item, that would have been payable for such Item following such determination date if this Lease had been renewed through and inclusive of the expiration of the Maximum Term of such Item, and (ii) the Estimated Residual Value applicable to such Item at such expiration of the Maximum Term (together, the sum of (i) and (ii) being referred to as the "Discounted Payments"), each discounted at a rate equal to the then current yield for direct obligations of the United States Treasury having a maturity equal to the average life of the Discounted Payments, over (b) the Estimated Residual Value applicable to such Item at such time of determination.

             "Related Exhibit A" means, with respect to an Item of Equipment, the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof to which such Item relates as specified in Section 4 hereof.

             "Renewal Term" for each Item of Equipment means each period following the end of the Basic Term for such Item with respect to which Lessee has the option to renew this Lease pursuant to Section 28(a) hereof.

             "Rent" means Interim Rent and Basic Rent.

             "Rent Payment Date" for each Item of Equipment means (i) for the Basic Term thereof, each date on which a payment of Basic Rent is due and payable for such Item pursuant to Section 7(b) hereof, (ii) for the Interim Term thereof (if any), the Basic Term Commencement Date for such Item, and (iii) for each Renewal Term thereof, each date on which a payment of Basic Rent is due and payable for such Item as provided in Section 28(a) hereof.

             "Rental Period" for each Item of Equipment means (i) for the Interim Term of such Item, the period from and inclusive of the Acceptance Date for such Item to, but not inclusive of, the Basic Term Commencement Date for such Item, (ii) for the


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Basic Term of such Item, each period for which a payment of Basic Rent is to be made for such Item during the Basic Term thereof as set forth on the Related Exhibit A for such Item (opposite the reference to Rental Periods for Basic
Term), and (iii) for each Renewal Term of such Item, each period for which a payment of Basic Rent is to be made for such Item during such Renewal Term as set forth on the Related Exhibit A for such Item (opposite the reference to Rental Periods for Renewal Term).

             "Supplemental Payments" means all amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Lessor or others, including payments of Casualty Loss Value, indemnities, and any Reinvestment Premium that may become payable by Lessee hereunder, but excluding Basic Rent and Interim Rent.

             "Term" means the full term of the Lease with respect to each Item of Equipment, including the Interim Term (if any), the Basic Term, and each Renewal Term.

             "Termination Date", for any Item of Equipment, means the last day of the Basic Term of such Item, or if the Term of such Item has been renewed pursuant to Section 28(a), the last day of the Renewal Term of such Item.

The words "this Lease", "herein", "hereunder", "hereof" or other like words mean and include this Equipment Leasing Agreement, each Related Exhibit A, each Lease Supplement, and each amendment and supplement hereto and thereto.

       2. Agreement for Lease of Equipment. Subject to, and upon all of the terms and conditions of this Lease, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor each Item of Equipment for the Term with respect to such Item. Provided that no Event of Default has occurred and is continuing hereunder, Lessor agrees that it shall not interfere with Lessee's quiet enjoyment and use of any Item of Equipment leased hereunder during the Term thereof.

       3. Conditions Precedent. Lessor shall have no obligation to purchase any Item of Equipment and to lease the same to Lessee unless each of the following conditions are fulfilled to the satisfaction of Lessor: (i) no event which is (or with notice or


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lapse of time or both would become) an Event of Default or Event of Loss has occurred and is continuing; (ii) no material adverse change in the financial condition of Lessee (or of any Guarantor) which, in Lessor's opinion, would impair the ability of Lessee to pay and perform its obligations under this Lease (or of any Guarantor to pay and perform such obligations) has occurred since the date specified as the Financial Condition Reference Date on the Related Exhibit A for such Item; (iii) such Item of Equipment is specifically identified by manufacturer and model number on the Related Exhibit A or is otherwise reasonably acceptable to Lessor, and is free of all Liens, other than any Lien specifically excepted in Section 15 hereof; (iv) the Acceptance Date for such Item of Equipment is a date within the Acquisition Period specified on the Related Exhibit A for such Item and Lessee has executed and delivered to Lessor the Related Exhibit A for such Item; (v) the Acquisition Cost of such Item of Equipment, when added to the total Acquisition Cost of all Equipment of the type to which such Item relates and which has been leased hereunder, or ordered by Lessor for lease hereunder, will not be such an amount so as to cause the Maximum Acquisition Cost specified on the Related Exhibit A for such Item to be exceeded; (vi) Lessor has received an invoice for such Item of Equipment from the seller thereof, approved for payment by Lessee, showing Lessor as the purchaser of such Item, or, if Lessee is the seller of such Item, a bill of sale for such Item from Lessee to Lessor in form and substance satisfactory to Lessor, together with evidence, satisfactory to Lessor, of Lessee's payment to the original seller of such Item; (vii) Lessor has received a Lease Supplement for such Item, duly executed by Lessee, and dated the Acceptance Date for such Item; (viii) if such Item of Equipment is subject to motor vehicle titling and registration laws, Lessor has received a copy of the application for certificate of title therefor, as filed with, and bearing the filing stamp of, the appropriate department of motor vehicles or other appropriate state authority, and a copy of the manufacturer's statement or certificate of origin therefor, reflecting Lessor or its nominee as owner and whomever Lessor shall have designated (if any) as first lienholder; (ix) all licenses, registrations, permits, consents and approvals required by Federal, state or local laws or by any governmental body, agency or authority in connection with Lessor's ownership of, and the delivery, acquisition, installation, use, and operation of,


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each Item of Equipment shall have been obtained to the satisfaction of Lessor;
and (x) Lessor shall have received the documents set forth on Schedule I hereto in form and substance reasonably satisfactory to Lessor.

       4. Delivery. Acceptance and Leasing of Equipment. Lessor shall not be liable to Lessee for any failure or delay in obtaining any Item of Equipment or making delivery thereof. Forthwith upon delivery of each Item of Equipment to Lessee, Lessee will inspect such Item, and unless Lessee gives Lessor prompt written notice of any defect in or other proper objection to such Item, Lessee shall promptly upon completion of such inspection execute and deliver to Lessor a Lease Supplement for such Item, dated the Acceptance Date of such Item. The execution by Lessor and Lessee of a Lease Supplement for an Item of Equipment shall (a) evidence that such Item is leased under, and is subject to all of the terms, provisions and conditions of, this Lease, and (b) constitute Lessee's unconditional and irrevocable acceptance of such Item for all purposes of this Lease. An Item of Equipment shall be conclusively deemed to relate to the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof on which is set forth (i) a description of such Item or the type of Equipment to which such Item relates and (ii) the Acquisition Period within which the Acceptance Date for such Item has occurred.

       5. Term. The Interim Term (if any) for each Item of Equipment shall commence on the Acceptance Date thereof, and, unless sooner terminated pursuant to the provisions hereof, shall end on the date immediately prior to the Basic Term Commencement Date thereof. The Basic Term for each Item of Equipment shall commence on the Basic Term Commencement Date thereof and, unless this Lease is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall end on the date specified therefor in the Lease Supplement for such Item. If not sooner terminated pursuant to the provisions hereof, the Term for each Item of Equipment shall end on the last day of the Basic Term thereof, or if this Lease is renewed pursuant to Section 28(a) hereof, on the last day of the last Renewal Term thereof.


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       6. Return of Equipment.

       (a) Upon the expiration or earlier termination of the Term with respect to each Item of Equipment (unless Lessee has exercised its purchase option with respect thereto pursuant to Section 28(b) hereof or a third party sale thereof acceptable to Lessor is to be consummated on the Termination Date with respect thereto pursuant to Section 28(c) hereof), Lessee will, at its expense, surrender and deliver possession of each Item of Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in writing, or, in the absence of such designation, at the then location of each such Item. At the time of such return to Lessor, each Item of Equipment (and each part or component thereof) shall (i) be in good operating order, and in the repair and condition as when originally delivered to Lessee, ordinary wear and tear from proper use thereof excepted, (ii) be capable of being promptly assembled and operated by a competent third party purchaser or third party lessee without further material inspection, repair, replacement, alterations or improvements (excluding third party peculiar requirements for compatibility with then existing third party products, equipment or facilities), and in accordance and compliance with any and all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of such Item of Equipment by Lessee, and (iii) be free and clear of all Liens, other than any Lien granted or placed thereon by Lessor or any Assignee. If any Item of Equipment is originally equipped with tires, such Item shall, in addition to satisfying the requirements of the preceding sentence, be returned with all tires installed thereon, with each tire having at least fifty percent (50%) or more tread remaining thereon.

       (b) Until each such Item of Equipment has been returned to Lessor in the condition and as otherwise provided in this Section 6, Lessee shall continue to pay Lessor, on the same dates on which Basic Rent for such Item was payable during the Basic Term thereof (or, if the Term of such Item has been renewed pursuant to Section 28(a), the most recent Renewal Term thereof), the same Basic Rent for such Item that was payable on the last Rent Payment Date of the Basic Term thereof (or, if the Term of such


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Item has been renewed pursuant to Section 28(a), the same Basic Rent that was payable on the last Rent Payment Date of the most recent Renewal Term); provided, that during such holdover period, Lessee shall use its best efforts to secure the return of the Equipment as required under this Section 6. The provision for payment pursuant to this Section 6(b) shall not be in abrogation of Lessor's right under this Section 6 to have such Equipment returned to it hereunder.

       (c) The provisions of this Section 6 are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 6.

       7. Rent.

       (a) Interim Rent. Lessee hereby agrees to pay Lessor Interim Rent for each Item of Equipment as to which there is an Interim Term, payable on the Rent Payment Date of the Interim Term for such Item, in the amount obtained by multiplying (i) the Acquisition Cost of such Item by (ii) the percentage set forth (opposite the Interim Rent Percentage reference) on the Related Exhibit A for such Item, by (iii) the number of days from and including the Acceptance Date for such Item through the end of the Interim Term for such Item.

       (b) Basic Rent. Lessee hereby agrees to pay Lessor Basic Rent for each Item of Equipment during the Basic Term thereof at the times and on the Rent Payment Dates set forth on the Related Exhibit A for such Item and in an amount obtained by multiplying (i) the Acquisition Cost of such Item by (ii) the percentage of Acquisition Cost set forth (opposite the Basic Rent Percentage reference) on such Related Exhibit A.

       (c) Supplemental Payments. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments, promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee so to pay any such Supplemental Payment hereunder Lessor shall have all rights, powers and remedies


                                      -10-
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provided for herein or by law or equity or otherwise in the case of nonpayment of Rent.

       (d) Method of Payment. All payments of Rent and Supplemental Payments required to be made by Lessee to Lessor shall be made in good funds. If the date that any payment of Rent is due is other than a Business Day the payment of Rent otherwise payable on such date shall be payable on the next succeeding Business Day. In the event of any assignment to an Assignee pursuant to Section 14(b) hereof, all payments which are assigned to such Assignee, whether Rent, Supplemental Payments or otherwise, shall be paid in such manner as shall be designated by Lessor or such Assignee provided that there shall be no adverse economic effect on Lessee. All payments of Rent required to be made by Lessee to Lessor hereunder shall be paid to Lessor at its address specified at the beginning of this Lease or at such other address as Lessor may hereafter designate in writing to Lessee. Time is of the essence in connection with the payment of Rent and Supplemental Payments.

       8. Net Lease. This Lease is a net lease. Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Rent for all Equipment leased hereunder and to pay all Supplemental Payments payable hereunder, shall be unconditional and irrevocable under any and all circumstances, shall not be subject to cancellation, termination, modification or repudiation by Lessee, and shall be paid and performed by Lessee without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any Assignee, any manufacturer or supplier of the Equipment or any Item thereof, or any other Person for any reason whatsoever or any defect in the Equipment or Item thereof, the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, the Equipment or any Item thereof, any Liens or rights of others with respect to the Equipment or any Item thereof, any prohibition or interruption of or other restriction against Lessee's use, operation or possession of the Equipment or


                                      -11-
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any Item thereof, for any reason whatsoever except breach by Lessor or any
Assignee of Lessee's right to quiet enjoyment of the Equipment, or any interference with such use, operation or possession by any Person or entity, or any default by Lessor in the performance of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Lessor, or of any Assignee, or of Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Lessor, any Assignee or Lessee, or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Rent and Supplemental Payments payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

       9. Grant of Security Interest; Equipment to be and Remain Personal Property. Lessee hereby grants to Lessor a security interest in the Equipment and all proceeds thereof as collateral security for the payment and performance by Lessee of Lessee's obligations as Lessee hereunder. It is the intention and understanding of both Lessor and Lessee, and Lessee shall take all such actions as may be required to assure, that the Equipment shall be and at all times remain personal property, notwithstanding the manner in which the Equipment may be attached or affixed to realty. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. Upon request by Lessor, Lessee shall obtain and deliver to Lessor valid and effective waivers, in recordable form, by the owners, landlords and mortgagees of the real property upon which the Equipment or any Item of Equipment is located or certificates of Lessee that it is the owner of such real property or that such real property is not leased and/or mortgaged. Lessee shall cause each Item of Equipment subject to motor vehicle titling and registration laws to be titled in the name of Lessee, as owner, with Lessor to be shown as sole lienholder, and shall cause all certificates of title to be promptly furnished to Lessor.


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       10. Use of Equipment; Compliance with Laws. Lessee agrees that the
Equipment will be used and operated solely in the conduct of its business and in compliance with any and all insurance policy terms, conditions and provisions and with all material statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of the Equipment, including, without limitation, environmental, noise and pollution laws (including notifications and reports). Lessee shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental body, agency or authority in connection with the ownership, delivery, installation, use and operation of each Item of Equipment, including without limitation, those required by environmental, noise and pollution laws (including notifications and reports), and including, in the case of any Item subject to motor vehicle titling and registration laws, all titles, registrations, registration plates, permits, licenses, and all renewals thereof. The Equipment will at all times be and remain in the possession and control of Lessee. Lessee shall notify Lessor of any change in its principal place of business set forth above. Lessee shall not change the location of any Item of Equipment as specified in the Lease Supplement with respect thereto without delivering prior written notice to Lessor of the new location to which such Item will be moved and receiving Lessor's prior written consent to such move, which consent Lessor agrees not to unreasonably withhold, provided that Lessor's right, title and interest in and to the Equipment is at all times unaffected by such move and all Items of Equipment remain together at one location. The Equipment shall in no event be used or located outside of the continental limits of the United States. Lessee shall use and operate the Equipment or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use every reasonable precaution to prevent loss or damage to each Item of Equipment from fire and other hazards.

       11. Maintenance and Repair of Equipment. Lessee agrees, at its own cost and expense, to keep, repair, maintain, and preserve the Equipment in good order and operating condition, and in compliance with such maintenance and repair standards and procedures as are set forth in the manufacturer's manuals pertaining to the Equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item of Equipment, and in compliance with all requirements of law applicable to the maintenance and condition of the Equipment, including, without limitation, environmental, noise and pollution laws and regulations (including notifications and reports). Lessee shall, at its own cost and expense, supply the necessary power and other items required in the operation of the Equipment. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of Lessor.

       12. Replacements; Alterations; Modifications. In case any Item of Equipment (or any equipment, part or appliance therein) is required to be altered, added to, replaced or modified in order to comply with any laws, regulations, requirements or rules ("Required Alteration") pursuant to Sections 10 or 11 hereof, Lessee agrees to make such Required Alteration at its own expense and the same shall immediately be and become the property of Lessor and subject to the terms of this Lease. Lessee may make any optional alteration to any Item of Equipment ("Optional Alteration") provided such Optional Alteration does not impair the value, use or remaining useful life of such Item of Equipment. In the event such Optional Alteration is readily removable without causing material damage to the Item of Equipment, and is not a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, any such Optional Alteration shall be and remain the property of Lessee. To the extent such Optional Alteration is not readily removable without causing material damage to the Item of Equipment to which such Optional Alteration has been made, or is a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, the same shall immediately be and become the property of Lessor and subject to the terms of this Lease. Lessee agrees that, within 30 days after the close of any calendar quarter in which Lessee has made any Required Alterations, Lessee will give written notice thereof to Lessor describing, in reasonable detail, the Required Alterations and specifying the cost thereof with respect to each Item of Equipment and the date or dates when made. Any parts installed or replacements made by Lessee upon any Item of Equipment pursuant to its obligation to maintain and keep the Equipment in good order, operating condition and repair under Section 11 hereof shall be considered accessions to such Item of Equipment and title thereto or security interest therein shall be immediately vested in Lessor. Except as required or permitted by the provisions of this Section 12, Lessee shall not modify an Item of Equipment without the prior written authority and approval of Lessor.

       13. Identification Marks; Inspection. Lessee agrees, upon the request of Lessor, at Lessee's sole cost and expense, to place markings on the Equipment by stencil or by a metal tag or plate affixed thereto showing plainly, distinctly and conspicuously Lessor's security interest therein; provided, however, that such identification markings are to be placed so as not to interfere with the usefulness of such Item of Equipment. If during the Term any such identification marking shall at any time be defaced or destroyed, Lessee shall immediately cause such defaced or destroyed identification marking to be restored or replaced. Lessee shall not allow the name of any Person to be placed upon any Item of Equipment as a designation which might be interpreted as indicating a claim of ownership thereto or a security interest therein by any Person other than Lessor or any Assignee. Upon the request of Lessor, Lessee shall make the Equipment available to Lessor for inspection (including, without limitation, the use of photographic and video equipment) and shall also make Lessee's records pertaining to the Equipment available to Lessor for inspection.

       14. Assignment and Subleasing.

       (a) By Lessee. LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY ITEM OF EQUIPMENT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY

LESSEE SHALL BE NULL AND VOID; PROVIDED LESSEE SHALL HAVE THE RIGHT TO ASSIGN THE LEASE TO AN AFFILIATE OR TO A SUCCESSOR IN INTEREST TO LESSEE'S INFANT CARE BUSINESS AND PROVIDED FURTHER THAT (i) LESSEE SHALL REMAIN LIABLE FOR THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS HEREUNDER (ii) ANY SUCH SUCCESSOR SHALL COMPLY WITH ALL OF THE COVENANTS CONTAINED IN SECTION 21(b) HEREOF AND SHALL HAVE AT LEAST THE SAME TANGIBLE NET WORTH AS LESSEE INMEDIATELY PRIOR TO SUCH ASSIGNMENT.

       (b) By Lessor. Lessor may, at any time, (i) without notice to, or the consent of, Lessee sell, assign, transfer or grant a security interest in all or any part of Lessor's rights, obligations, title or interest in, to and under the Equipment or any Item(s) thereof, this Lease, any Lease Supplement and/or any Rent and Supplemental Payments payable under this Lease or any Lease Supplement to a commercial banking institution or any wholly owned subsidiary or affiliate thereof; and (ii) with the prior written consent of Lessee which shall not be unreasonably withheld, to any other Person. Any entity to whom any such sale, assignment, transfer or grant of security interest is made is herein called an "Assignee" and any such sale, assignment, transfer or grant of security interest is herein called an "assignment". An Assignee may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to such Assignee. Lessee agrees to execute related acknowledgments and other documents that may be reasonably requested by Lessor or an Assignee. Each Assignee shall have and may enforce all of the rights and benefits of Lessor hereunder with respect to the Item(s) of Equipment and related Lease Supplement(s) covered by the assignment, including, without limitation, the provisions of Section 8 hereof and Lessee's representations and warranties under
Section 21 hereof. Each such assignment shall be subject to Lessee's rights hereunder. Lessee shall be under no obligation to any Assignee except upon written notice of such assignment from Lessor or, in the case of a reassignment, from Assignee. Upon written notice to Lessee of an assignment, Lessee agrees to pay the Rent and Supplemental Payments with respect to the Item(s) of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice (which in all events must be consistent with the terms of this Lease) without any abatement, defense, setoff, counterclaim or recoupment whatsoever, and to otherwise comply with all notices, directions and demands which may be given by Lessor or such Assignee with respect to such Item(s), in accordance with the provisions of this Lease. Notwithstanding any such assignment, all obligations of Lessor to Lessee under this Lease shall be and remain enforceable by Lessee against Lessor and any Assignee to whom an assignment has been made.

       15. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (i) the Equipment or any Item thereof, Lessor's title thereto, or any interest therein or (ii) this Lease or any of Lessor's interests hereunder, except any Lien granted or placed thereon by Lessor or any Assignee pursuant to Section 14(b) hereof. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor and each Assignee, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor and each Assignee in writing promptly upon becoming aware of any tax or other Lien (other than any lien excepted above) that shall attach to the Equipment or any Item of Equipment, and of the full particulars thereof.

       16. Loss, Damage or Destruction.

       (a) Risk of Loss, Damage or Destruction. Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Item of Equipment, however caused or occasioned, such risk to be borne by Lessee with respect to each Item of Equipment from the date of this Lease, and continuing until such Item of Equipment has been returned to Lessor in accordance with the provisions of
Section 6 hereof or has been purchased by Lessee in accordance with the provisions of Section 28 hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Rent.

       (b) Payment of Casualty Loss Value Upon an Event of Loss. If an Event of Loss occurs with, respect to an Item of Equipment during the Term thereof, Lessee shall give Lessor prompt written notice thereof and shall pay to Lessor on the Casualty Loss Value Payment Date next following the date of such Event of Loss (or on the last day of the Term if there is no succeeding Casualty Loss Value Payment Date) the sum of (i) all unpaid Interim Rent and Basic Rent payable for such Item of Equipment for any Rental Period prior to the Rental Period in which the Event of Loss has occurred, plus (ii) (x) if Basic Rent for such Item of Equipment is payable in advance, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next preceding or coincident with the date of such Event of Loss, plus the Basic Rent payable for such Item for the Rental Period in which such Event of Loss has occurred if such Basic Rent was not paid on the Rent Payment Date therefor, or (y) if Basic Rent for such Item is payable in arrears, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next following the date of such Event of Loss, plus the Basic Rent payable for such Item of Equipment for the Rental Period in which such Event of Loss has occurred if such Casualty Loss Value Payment Date for such Item is a Rent Payment Date, plus (iii) all other Supplemental Payments due for such Item of Equipment as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii). Any payments received at any time by Lessor or by Lessee from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the foregoing amounts, if not already paid by Lessee, or, if already paid by Lessee, will be applied to reimburse Lessee for its payment of such amount with the balance remaining payable to the Lessee, unless an Event of Default shall have occurred and be continuing in which case such balance shall be payable to Lessee only upon payment to Lessor of all amounts set forth in Section 23(c) hereof. Upon payment in full of such Casualty Loss Value, Basic Rent, Interim Rent (if applicable) and Supplemental Payments, (A) the obligation of Lessee to pay Rent hereunder with respect to such Item of Equipment shall terminate and the Term of such Item shall terminate, and (E) Lessee shall, as agent for Lessor, as soon as practicable, dispose of such Item or Items of Equipment in a manner reasonably acceptable to Lessor.

       (c) Application of Payments Not Relating to an Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any governmental authority or other party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 11 and 12 hereof, if not already paid by Lessee, or if already paid by Lessee, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with the provisions of said Sections with respect to such loss or damage shall be retained by Lessee, unless an Event of Default shall have occurred and be continuing in which such case such balance shall be payable to Lessee only upon payment to Lessor of all amounts set forth in Section 23(c) hereof.

      17. Insurance. Lessee will cause to be carried and maintained, at its sole expense, with respect to the Equipment at all times during the Term thereof and until the Equipment has been returned to Lessor (a) physical damage insurance (including theft and collision insurance in the case of all Items of Equipment consisting of motor vehicles) insuring against all risks of physical loss or damage to the Equipment, in an amount not less than the greater of the Casualty Loss Value of the Equipment or the replacement value of the Equipment, and (b) insurance against liability for bodily injury, death and property damage resulting from the use and operation of the Equipment in an amount not less than $5,000,000.00 per occurrence, or such higher amount as Lessor may, at any time reasonably request, in each case with exclusions and deductibles acceptable to Lessor and no greater than those applicable to insurance on similar equipment owned by Lessee. Such insurance policy or policies will name Lessor and each Assignee as the sole loss payees, as their interests may appear, on all policies referred to in clause (a) of the preceding sentence, and will name Lessor and each Assignee as additional insureds on all policies referred to in clause (b) of the preceding sentence. Such policies will provide that the same may not be invalidated against Lessor or any Assignee by reason of any violation of a condition or breach of warranty of the policies or the application therefor by Lessee, that the policies may be cancelled or materially altered or reduced in coverage (except as otherwise permitted under the terms of this Lease) by the insurer only after thirty (30) days' prior written notice to Lessor and each Assignee, and that the insurer will give written notice to Lessor and each Assignee in the event of nonpayment of premium by Lessee when due. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Lessor and each Assignee and authorized to do an insurance business in the state in which each Item of Equipment is located. In the event that any of such policies referred to in clause (b) of the first sentence of this Section shall now or hereafter provide coverage on a "claims-made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Item of Equipment leased to Lessee hereunder. Upon the execution of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies theretofore furnished under this Section, certificates of the insurance coverage required by this Section and, if requested by Lessor or any Assignee, copies of the policies evidencing such insurance coverage, shall be delivered by Lessee to Lessor and each other named loss payee and/or additional insured. Any certificate of insurance issued with respect to a blanket policy covering other equipment not subject to this Lease shall specifically describe the Equipment as being included therein and covered thereby to the full extent of the coverages and amounts required hereunder. If Lessee shall fail to cause the insurance required under this Section to be carried and maintained, Lessor or any Assignee may provide such insurance and Lessee shall reimburse Lessor or any such Assignee, as the case may be, upon demand for the cost thereof as a Supplemental Payment hereunder.

      18. General Tax Indemnity. Lessee agrees to pay, defend and indemnify and hold Lessor, each Assignee and their respective successors and assigns harmless on an after-tax basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against Lessor, any Assignee, Lessee, the Equipment, any Item of Equipment, or any part thereof, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Equipment, or any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, releasing, possession, use, maintenance, registration, reregistration, titling, retitling, licensing, documentation, return, repossession, sale or other application or disposition of the Equipment, or any Item of Equipment or any part thereof, (c) the rentals, receipts or earnings arising from the Equipment or any Item of Equipment or any part thereof, or (d) this Lease, each Lease Supplement, the Rent and/or Supplemental Payments payable by Lessee hereunder; provided, however, that the foregoing indemnity shall not apply to any taxes or other impositions to the extent based upon or measured by Lessor's or any Assignee's net income, and which are imposed or levied by any Federal, state or local taxing authority in the United States. Lessee will promptly notify Lessor of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and will promptly provide Lessor with all information necessary for the making and timely filing of such reports or returns by Lessor. If Lessor requests that any such reports or returns be prepared and filed by Lessee, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Lessor, at least ten (10) days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish Lessor with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Lessee pursuant to this Section 18. All of the indemnities contained in this Section 18 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, Lessor and each Assignee.

      19. Indemnification. Lessee hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless Lessor, each Assignee, and their respective officers, directors, stockholders, successors, assigns, agents and servants (each such party being herein, for purposes of this Section 19, called an "indemnified party") on an after-tax basis from and against any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including reasonable legal expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against any indemnified party, in any way relating to or arising out of
(a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, releasing, possession, use, operation, storage, removal, return, repossession, sale or other disposition of the Equipment or any Item of Equipment, or any part thereof, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any persons, (ii) patent or latent defects in the Equipment (whether or not discoverable by Lessee or any indemnified party), (iii) any claims based on strict liability in tort, (iv) any claims based on patent, trademark, tradename or copyright infringement, and (v) any claims based upon any non-compliance with or violation of any environmental control, noise or pollution laws, rules, regulations or requirements, including, without limitation, all fines and penalties arising from violations of or noncompliance with such requirements or failure to report discharges, and the costs of clean-up of any discharge; or (b) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; or (c) any power of attorney issued to Lessee to license, relicense, title, retitle, register or reregister Items of Equipment subject to motor vehicle titling and registration laws, and any towing charges, parking tolls, fines, parking and speeding tickets, odometer certifications and other civil and criminal motor vehicle violations with respect to any such Item, and all penalties and interest applicable thereto. Lessee shall give each indemnified party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any indemnified party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such indemnified party reimburse such indemnified party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an indemnified party's rights in any matter with respect to which Lessee has actually reimbursed such indemnified party for amounts expended by it or has actually paid such amounts directly pursuant to this
Section 19. In case any action, suit or proceeding is brought against any indemnified party in connection with any claim indemnified against hereunder, such indemnified party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such indemnified party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder unless (and only to the extent that) such failure substantively affects the outcome of any such action, suit or proceeding.
Lessee may, and upon such indemnified party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such indemnified party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by such indemnified party in connection with such action, suit or proceeding. The provisions of this Section 19, and the obligations of Lessee under this Section 19, shall apply from the date of the execution of this Lease notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration of termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, each indemnified party.

      20. NO WARRANTIES. LESSOR HEREBY LEASES THE EQUIPMENT TO LESSEE AS-IS AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING THE EQUIPMENT. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS EXCEPTING LOSSES RESULTING FROM A BREACH BY

LESSOR OF ITS OBLIGATIONS TO LESSEE HEREUNDER. So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as the Equipment shall be subject to this Lease and Lessee shall be entitled to possession of the Equipment hereunder, Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Equipment or any part thereof; provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization.

      21. Lessee's Representations and Warranties; Covenants.

      (a) Representations and Warranties. Lessee hereby represents and warrants that (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which the nature of its business makes such qualification necessary (including each state or other jurisdiction in which the Equipment or any part thereof will be located); (b) Lessee has the corporate power and authority to execute and perform this Lease and to lease the Equipment hereunder, and has duly authorized the execution, delivery and performance of this Lease; (c) the leasing of the Equipment from Lessor by Lessee, the execution and delivery of this Lease, each Lease Supplement, and other related instruments, documents and agreements, and the compliance by Lessee with the terms hereof and thereof, and the payments and performance by Lessee of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's Certificate of Incorporation (or equivalent document), its By-Laws, or of any provisions relating to shares of the capital stock of Lessee, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Lessee is a party, or by or under which Lessee or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets; (d) this Lease has been executed by the duly authorized officer or officers of Lessee and delivered to Lessor and constitutes, and when executed by the duly authorized officer or officers of Lessee and delivered to Lessor each Lease Supplement and related instruments, documents and agreements with respect to each Item of Equipment will constitute, the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms; (e) neither the execution and delivery of this Lease or any Lease Supplement by Lessee, nor the payment and performance by Lessee of all of its obligations hereunder and thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other Person; (f) no mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to the Equipment or any Item of the Equipment, the proceeds thereof or this Lease, or in any manner affects or will affect adversely Lessor's rights and security interest therein;
(g) Lessee holds all licenses, certificates and permits from governmental authorities necessary to use and operate the Equipment in accordance with the provisions of this Lease; (h) there is no litigation or other proceeding now pending or, to the best of Lessee's knowledge, threatened, against or affecting Lessee, in any court or before any regulatory commission, board or other administrative governmental agency which would directly or indirectly adversely affect or impair the title of Lessor to the Equipment, or which, if decided adversely to Lessee, would materially adversely affect the business operations or financial condition of Lessee; and (i) all balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to Lessee (x) are complete and correct in all material respects, (y) accurately present the financial condition of Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (z) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; and there has been no material adverse change in the condition of Lessee, financial or otherwise, since the date of the most recent financial statements delivered to Lessor with respect to Lessee.

      (b) Covenants. Lessee hereby agrees that during the term of this Lease, Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                   (i) Interest Coverage. Permit, for any period of four
             consecutive fiscal quarters ending on or about any "Test Date" set forth below (a "Test Period"), the ratio of (x) Consolidated EBITDA of Guarantor less Consolidated Capital Expenditures of Guarantor for such Test Period to (y) Consolidated Interest Expense of Guarantor for such period to be less than the ratio set forth opposite such Test Date below:

       Test Date                                 Interest Coverage Ratio
       ---------                                 -----------------------
       June 30, 1996                                1.30 to 1.00
       September 30, 1996                           1.30 to 1.00
       December 31, 1996                            1.40 to 1.00
       March 31, 1997                               1.40 to 1.00
       June 30, 1997                                1.55 to 1.00
       September 30, 1997                           1.55 to 1.00
       December 31, 1997                            1.70 to 1.00
       March 31, 1998                               1.80 to 1.00
       June 30, 1998                                1.80 to 1.00
       September 30, 1998                           1.80 to 1.00
       December 31, 1998                            2.05 to 1.00
       March 31, 1999                               2.05 to 1.00
       June 30, 1999                                2.05 to 1.00
       September 30, 1999                           2.05 to 1.00
       December 31, 1999                            2.30 to 1.00
       March 31, 2000                               2.30 to 1.00
       June 30, 2000                                2.30 to 1.00
       September 30, 2000                           2.30 to 1.00
       December 31, 2000                            2.80 to 1.00
       March 31, 2001                               2.80 to 1.00

       Test Date                                 Interest Coverage Ratio
       ---------                                 -----------------------
       June 30, 2001                                2.80 to 1.00
       September 30, 2001                           2.80 to 1.00
       December 31, 2001                            2.80 to 1.00
       March 31, 2002                               3.40 to 1.00
       June 30, 2002                                3.40 to 1.00
       September 30, 2002                           3.40 to 1.00
       December 31, 2002                            3.40 to 1.00
       March 31, 2003                               3.40 to 1.00
       June 30, 2003                                3.40 to 1.00
       September 30, 2003                           3.40 to 1.00
       December 31, 2003                            3.40 to 1.00
       March 31, 2004                               3.40 to 1.00

                   (ii) Funded Debt Ratio. Permit for any period of four
             consecutive fiscal quarters ending on or about any "Test Date" set forth below (a "Test Period"), the ratio of (x) Consolidated Funded Indebtedness of Guarantor on the last day of such Test Period to
             (y) Consolidated EBITDA for such Test Period to be greater than the ratio set forth opposite such Test Date below:

       Test Date                                 Funded Debt Ratio
       ---------                                 -----------------
       June 30, 1996                                7.25 to 1.00
       September 30, 1996                           6.90 to 1.00
       December 31, 1996                            6.60 to 1.00
       March 31, 1997                               6.60 to 1.00
       June 30, 1997                                6.60 to 1.00
       September 30, 1997                           5.90 to 1.00
       December 31, 1997                            5.75 to 1.00
       March 31, 1998                               5.75 to 1.00
       June 30, 1998                                5.75 to 1.00
       September 30, 1998                           5.40 to 1.00
       December 31, 1998                            5.20 to 1.00
       March 31, 1999                               5.20 to 1.00
       June 30, 1999                                5.20 to 1.00
       September 30, 1999                           4.80 to 1.00
       December 31, 1999                            4.70 to 1.00
       March 31, 2000                               4.70 to 1.00
       June 30, 2000                                4.70 to 1.00

       Test Date                                 Funded Debt Ratio
       ---------                                 -----------------
       September 30, 2000                           4.40 to 1.00
       December 31, 2000                            4.00 to 1.00
       March 31, 2001                               4.00 to 1.00
       June 30, 2001                                4.00 to 1.00
       September 30, 2001                           3.50 to 1.00
       December 31, 2001                            3.50 to 1.00
       March 31, 2002                               3.50 to 1.00
       June 30, 2002                                3.50 to 1.00
       September 30, 2002                           3.50 to 1.00
       December 31, 2002                            3.50 to 1.00
       March 31, 2003                               3.50 to 1.00
       June 30, 2003                                3.50 to 1.00
       September 30, 2003                           3.50 to 1.00
       December 31, 2003                            3.50 to 1.00
       March 31, 2004                               3.50 to 1.00

     For purposes of this Section 21(b) the following terms shall have the following meanings:

     "Subsidiary" as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Consolidated Capital Expenditures" of any Person for any period, the amount of expenditures of such Person, determined on a consolidated basis in accordance with GAAP, for such period in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) any such asset purchased with the net cash proceeds of the sale or disposition of assets within 12 months after such sale or disposition, (iii) any such asset acquired in connection with a business acquisition or (iv) any expenditures from the proceeds of casualty insurance used to repair or replace the assets affected by such casualty loss).

"Consolidated EBITDA" of any Person for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) total income and franchise tax expense, (b) interest expense net of any payments or receipts under any Interest Rate Agreements, amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) the expenses associated with amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(e) write-off of goodwill and other non cash charges, (f) any extraordinary and unusual losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sale of assets outside the ordinary course of business) and (g) any similar non-cash charges, minus any extraordinary and unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sale of assets outside the ordinary course of business); provided, that for purposes of this subsection (b), if a business acquisition or investment occurs during any period, Consolidated EBITDA of the Guarantor for such period shall include the pro forma Consolidated EBITDA for such period of the business acquired or investment made after giving effect to management's reasonable estimate of the performance of such business or investment as if such business had been acquired or investment made as of the beginning of such period.

"Consolidated Funded Indebtedness" of any Person, as of the date of determination, all Indebtedness (other than under any Interest Rate Agreement) of such Person and its Subsidiaries which other Indebtedness by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date.

"Consolidated Interest Expense" of any Person for any period, the amount of interest expense payable in cash (excluding any amounts paid or payable in additional securities of such Person) net of (i)any payments or receipts under any Interest Rate Agreements of such Person and (ii) any consolidated interest income of such Person, determined on a consolidated basis in accordance with GAAP (but excluding the amortization of deferred financing costs), for such period on the aggregated principal amount of its Indebtedness.

"Consolidated Net Income", of any Person for any period, net income of such person, determined on a consolidated basis in accordance with GAAP.

"GAAP" generally accepted accounting principles in the United States of America in effect from time to time.

"Interest Rate Agreement" with respect to any Person, any interest rate swap agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which such Person is a party or beneficiary.

"Indebtedness" of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices),
(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such person even though such Person has not assumed or otherwise become liable for the payment thereof (it being understood that Indebtedness shall not include (i) any obligations under any Interest Rate Agreement and (ii) any Guarantee Obligation). For purposes of any calculation thereunder, the amount of any Indebtedness outstanding at any time, except Indebtedness under, clause (e) of this definition, shall be deemed to be equal to the than outstanding principal amount of such Indebtedness (including, with respect to Financing

Leases, the implied principal amount thereof calculated in accordance with GAAP) and the amount of any Indebtedness outstanding at any time under clause (e) of this definition shall be equal to the lesser of (i) the than outstanding principal amount of, and all accrued and unpaid interest on, the liability secured by the applicable property and (ii) the then fair market value of such property.

"Financing Lease" any lease of property, real or personal, the obligations of the Guarantor in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the Guarantor.

"Guarantee Obligation" as to any Person ("the guaranteeing person") any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any third person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit for collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determined amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person made be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall not be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Guarantor in good faith.

       22. Events of Default. Any of the following events shall constitute an Event of Default:

       (a) Lessee shall fail to make any payment of Interim Rent or Basic Rent or any Supplemental Payment within five (5) days after written notice from Lessor to Lessee that the same is due and payable; or

       (b) Lessee shall fail to observe or perform in any material manner any of the covenants, agreements or obligations of Lessee set forth in Sections 6, 14(a), 17, 28 or 29 hereof; or

       (c) Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease, or in any agreement or certificate furnished to Lessor or any Assignee in connection herewith, and such failure shall continue unremedied for thirty (30) days after written notice to Lessee specifying such failure and demanding the same to be remedied, or if it cannot be remedied within 30 days, with due diligence by the Lessee, then within a reasonable time thereafter but in no event greater than 90 days; or

       (d) Lessee (or any Guarantor) shall be in default (i) under any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Lessee (or any Guarantor) and Lessor, or between Lessee (or any Guarantor) and any parent, subsidiary or affiliate of Lessor, and such default shall have been declared by the party entitled to declare the same, or (ii) under any promissory note heretofore, now or hereafter executed by Lessee (or any Guarantor) and delivered to any party referred to in clause (i) above evidencing a loan made by any such party to Lessee (or any Guarantor) or
(iii) in the payment or performance of any obligation of Lessee (or of any Guarantor) to any Person (other than Lessor, or any parent, subsidiary or affiliate of Lessor, and other than any Guarantor) in excess of $1,000,000.00 (excluding any such non-payment or non-performance which is being contested in good faith by Lessee or any Guarantor by appropriate proceedings and the liability for which has not been reduced to judgment) relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, and such obligation shall be declared to be due and payable or otherwise accelerated prior to the maturity thereof; or (iv) an attachment or other Lien shall be filed or levied against a substantial part of the property of Lessee (or any Guarantor), and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of 90 days; except, in the cases of (i), (ii) and (iii) above, where such default continues for at least 90 days and has not been waived by the other party or cured by Lessee; or

       (e) Lessee (or any Guarantor) shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee (or for any Guarantor) or for a substantial part of its property without its consent and shall not be dismissed for a period of 60 days; or any petition for the relief, reorganization or arrangement of Lessee (or any Guarantor), or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee (or any Guarantor), shall be filed by or against Lessee (or any Guarantor) and, if filed against Lessee (or any Guarantor), shall be consented to or be pending and not dismissed for a period of 60 days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee (or any Guarantor); or any execution or writ or process shall be issued under any action or proceeding against Lessee whereby any of the Equipment may be taken or restrained; or Lessee's (or any Guarantor's) corporate existence shall cease; or Lessee (or any Guarantor) shall (whether in one transaction or a series of transactions), without Lessor's prior written consent, sell, transfer, dispose of, pledge or otherwise encumber, all or substantially all of its assets or property, or consolidate or merge with any other entity, or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization unless (i) the Person assuming the obligations of Lessee or Guarantor shall expressly assume in writing all of the obligations of the Lessee hereunder and Guarantor under the Guaranty, including, without limitation, compliance with the covenants contained in Section 21(b) hereof; (ii) shall have at least the same tangible net worth as the Guarantor had immediately prior to such event; or

       (f) any representation, warranty, statement or certification made by Lessee under this Lease or in any Lease Supplement or in any document or certificate furnished Lessor or any Assignee in connection herewith or pursuant hereto (or made by any Guarantor under any Guaranty or other document or certificate furnished to Lessor or any Assignee by any Guarantor), shall prove to be untrue or incorrect in any material respect when made, or shall be breached and not remedied in accordance with this Lease.

       23. Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

       (a) Lessor may terminate or cancel this Lease, without prejudice to any other remedies of Lessor hereunder, with respect to all or any Item of Equipment, and whether or not this Lease has been so terminated, may enter the premises of Lessee or any other party to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause Lessee, at Lessee's expense, to store, maintain, surrender and deliver possession of the Equipment or such Item in the same manner as provided in Section 6 hereof, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise except for gross negligence;

       (b) Lessor may hold, keep idle or lease to others the Equipment or any Item of Equipment, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Basic Rent for any Rental Periods commencing after Lessee shall have been deprived of possession pursuant to this
Section 23 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Equipment or such Item to any Person other than Lessee for the same Rental Periods or any portion thereof;

       (c) Lessor may sell the Equipment or any Item of Equipment at public or private sale as Lessor may determine, free and clear of any rights of Lessee, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for the Equipment or Item(s) so sold for any Rental Period commencing after the date on which such sale occurs), the sum of (i) all unpaid Interim Rent and Basic Rent payable for each Item of Equipment for all Rental Periods through the date on which such sale occurs, plus (ii) an amount equal to the excess, if any, of (x) the Casualty Loss Value of the Item(s) of Equipment so sold, computed as of the Rent Payment Date coincident with or next preceding the date of such sale, over (y) the net proceeds of such sale, plus interest at the rate specified in Section 25 hereof on the amount of such excess from the Rent Payment Date as of which such Casualty Loss Value is computed until the date of actual payment, plus (iii) all unpaid Supplemental Payments due with respect to each Item of Equipment so sold;

       (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to any Item(s) of Equipment, Lessor, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for any Item(s) of Equipment for any Rental Period commencing after the payment date specified in such notice and in lieu of the exercise by Lessor of its remedies under subsection (b) above in the case of a re-lease of such Item(s) or under subsection (c) above with respect to a sale of such Item(s)), the sum of (i) all unpaid Interim Rent and Basic Rent payable for such Item(s) for all Rental Periods through the payment date specified in such notice, plus
(ii) all unpaid Supplemental Payments due with respect to such Item(s) as of the payment date specified in such notice, plus (iii) an amount, with respect to each such Item, equal to the Casualty Loss Value of such Item(s) computed as of the Rent Payment Date coincident with or next preceding the payment date specified in such notice; provided, however, that if Lessee shall pay the foregoing amounts to Lessor in full, Lessor shall convey to Lessee all of its right, title and interest in and to the Equipment to Lessee without recourse or warranty whatsoever; and

       (e) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover without duplication, damages for the breach hereof or to rescind this Lease.

       In addition, Lessee shall be liable for all costs and expenses, including reasonable attorney's fees, incurred by Lessor or any Assignee by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Equipment in accordance with Section 6 hereof or in placing the Equipment in the condition required by said Section, and for any Reinvestment Premium. Except as otherwise expressly provided above, no remedy referred to in this Section 23 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

      24. Lessor's Right to Perform for Lessee. If Lessee fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself, after notice to Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 25 hereof, shall, if not paid by Lessee to Lessor on demand, be deemed a Supplemental Payment hereunder; provided, however, that no such payment, performance or compliance by Lessor shall be deemed to cure any Event of Default hereunder.

       25. Late Charges. Lessee shall pay to Lessor, upon demand, to the extent permitted by applicable law, interest on any installment of Basic Rent or Interim Rent not paid when due, and on any Supplemental Payment or other amount payable under this Lease which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the lesser of (a) twelve percent (12%) per annum, or (b) the maximum rate of interest permitted by law.

       26. Further Assurances. Lessee will promptly and duly execute and deliver to Lessor and any Assignee such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessor and by any Assignee, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Lessor or any Assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and of any Assignee and their respective rights, title and interests in and to the Equipment.

       27. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed (i) if to Lessor or Lessee, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Lessor and Lessee.

       28. Lessee's Renewal and Purchase Options; Third Party Sale.

       (a) Lessee's Renewal Option. If this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, to renew this Lease with respect to all, but not less than all, Items of Equipment then subject to this Lease for the Renewal Term(s) specified on the Related Exhibit A for such Item. The first Renewal Term with respect to each such Item of Equipment will commence at the expiration of the Basic Term of such Item, and each succeeding Renewal Term will commence at the expiration of the next preceding Renewal Term. All of the provisions of this Lease, including the Basic Rent Percentage, shall be applicable during each Renewal Term for each such Item of Equipment, except that Basic Rent during each Renewal Term shall be payable at the times and on the Rent Payment Dates set forth on said Related Exhibit A. If Lessee intends not to exercise said renewal option with respect to any of said Renewal Terms, Lessee shall give written notice to Lessor to such effect at least one hundred eighty
(120) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, in the case of the first Renewal Term, and at least one hundred eighty (120) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder, in the case of the then next succeeding Renewal Term. If Lessee fails to give such written notice to Lessor with respect to any of said Renewal Terms, it shall be conclusively presumed that Lessee has elected to exercise said renewal option with respect to said Renewal Term. In the event Lessee elects not to exercise said renewal option (unless Lessor has otherwise agreed in writing or Lessee has exercised its purchase option under Section 28(b) hereof) each such Item of Equipment shall be returned to Lessor in accordance with the provisions of Section 6(a) hereof (unless delivered to a bidder in accordance with Section 28(c) hereof) and until each such Item has been so returned or delivered Lessee shall continue to pay Lessor the Basic Rent for each such Item as specified in Section 6(b) hereof.

       (b) Lessee's Purchase Option. If this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor, as hereinafter provided, to purchase all, but not less than all, Items of Equipment then subject to this Lease, on the Termination Date for each such Item of Equipment, for an amount (the "Purchase Option Amount"), with respect to each Item of Equipment, payable in immediately available funds, equal to the sum of (v) the Estimated Residual Value of such Item of Equipment applicable to the Basic Term or Renewal Term thereof then ending, plus (w) the Basic Rent due and payable for such Item of Equipment on the Termination Date, if Basic Rent for such Item is payable in arrears, plus (x) any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes, attributable to such sale), plus (y) any Supplemental Payments then due and owing to Lessor hereunder, plus, in the event that Lessee exercises its purchase option hereunder prior to the end of the Maximum Term, (z) the Reinvestment Premium. Lessor's sale of each Item of Equipment shall be on an as-is, where-is basis, without any representation or warranty by, or recourse to, Lessor. If Lessee intends to exercise said purchase option, Lessee shall give written notice to Lessor to such effect at least one hundred eighty (120) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, or, if Lessee has renewed this Lease pursuant to Section 28
(a) hereof, then at least one hundred eighty (120) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder. If Lessee gives such written notice to Lessor same shall constitute a binding obligation of Lessee to purchase all of such Items of Equipment and to pay Lessor the Purchase Option Amount on the Termination Date thereof.

       (c) Third Party Sale of Equipment.

             (i) Remarketing Obligations. In the event Lessee does not exercise either its option to renew this Lease or to purchase the Equipment pursuant to this Section, then Lessee shall have the obligation during the last one hundred eighty (120) days of the Basic Term, or the then current Renewal Term, if applicable (the "Remarketing Period"), to obtain bona fide bids for not less than all Items of Equipment then subject to this Lease from prospective purchasers who are financially capable of purchasing such Items of Equipment for cash on an as-is, where-is basis, without recourse or warranty. All bids received by Lessee prior to the end of the Basic Term, or Renewal Term if applicable, of each such Item of Equipment shall be immediately certified to Lessor in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, Lessor shall have the right, but not the obligation, to seek bids for the Equipment during the Remarketing Period.

             (ii) Sale of Equipment to Third Party Buyer. On the Termination Date of each Item of Equipment, provided that all the conditions hereof have been met, Lessor shall sell (or cause to be sold) all Items of Equipment then subject to this Lease whose Term is then expiring, for cash to the bidder, if any, who shall have submitted the highest bid during the Remarketing Period on an as-is, where-is basis and without recourse or warranty, and upon receipt by Lessor of the sales price, Lessor shall instruct Lessee to deliver and Lessee shall deliver such Item(s) of Equipment to such bidder; provided, that (x) any such sale to a third party shall be consummated, and the sales price for such Item shall be paid to Lessor in immediately available funds, on or before the Termination Date; and (y) Lessor shall not be obligated to sell such Equipment
(I) if the Net Proceeds of Sale of such Item(s) are less than the aggregate Maximum Lessor Risk Amount applicable to such Item(s) as of the Termination Date of such Item(s), or (II) if Lessor has not received the amounts, if any, payable by Lessee pursuant to Section 29(a) and, if applicable, Section 29(c).

       29. End of Term Rental Adjustment.

       (a) Third Party Sale of Equipment. This Section 29(a) shall apply only if, with respect to any Item(s) of Equipment, a sale of such Item(s) to a third party pursuant to Section 28 (c) hereof has been consummated on the Termination Date thereof. If the Net Proceeds of Sale of such Item(s) are less than the aggregate Estimated Residual Value of such Item(s) as of such Termination Date, Lessee shall, on the Termination Date, pay to Lessor as an End of Term Rental Adjustment, in immediately available funds, an amount equal to such deficiency (a "Deficiency") as an adjustment to the Rent payable under this Lease for such Item, plus the Basic Rent due and payable for such Item of Equipment on the Termination Date, if Basic Rent for such

Item is payable in arrears, plus any Supplemental Payments then due and owing to Lessor hereunder; provided, however, that if no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder, the amount of the Deficiency payable by Lessee with respect to such Item(s) shall not exceed the aggregate Maximum Lessee Risk Amount then applicable to such Item(s). If the aggregate Net Proceeds of Sale of all Item(s) of Equipment subject to this Lease exceed the aggregate Estimated Residual Value of such Item(s) and if no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder and Lessee shall have paid Lessor on or before each Termination Date the Basic Rent due and payable for the Item(s) of Equipment whose Term is expiring on such Termination Date, if Basic Rent for such Item(s) is payable in arrears, plus all Supplemental Payments then due and owing with respect to such Item(s), plus any amounts due pursuant to Section 29(c) hereof, Lessor shall pay to Lessee on the Termination Date of the Item(s) of Equipment whose Term expires last under this Lease an amount equal to such excess as an adjustment to the Rent payable under this Lease.

       (b) Lessee Payment. If a sale of all Items of Equipment whose Term is then expiring either to Lessee pursuant to Section 28(b) hereof or to a third party pursuant to Section 28(c) hereof has not been consummated on the Termination Date with respect thereto for any reason, then Lessee shall, on the Termination Date of such Item(s), pay to Lessor as an End of Term Rental Adjustment, in immediately available funds, as an adjustment to the Rent payable under this Lease for such Item(s), an amount equal to (i) the Maximum Lessee Risk Amount of all of such Item(s), if on such Termination Date no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder, or (ii) the Estimated Residual Value of all of such Items, if on such Termination Date an Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder, plus, in either case, the Basic Rent due and payable for such Item(s) of Equipment on such Termination Date, if Basic Rent for such Item(s) is payable in arrears, plus all

Supplemental Payments then due and owing with respect to such Item(s). Lessee shall remain liable for the payment of, and upon the consummation by Lessor of the sale of any Item(s) of Equipment after the Termination Date thereof, Lessee shall pay, or reimburse Lessor for the payment of, all applicable sales, excise or other taxes imposed as a result of such sale, other than gross or net income taxes attributable to such sale, and such obligation shall survive the termination of this Lease.

       (c) Reinvestment Premium. In the event a Termination Date of any Item of Equipment occurs prior to the last day of the Maximum Term hereof relating to such Item, Lessee shall pay to Lessor on the Termination Date of such Item, in immediately available funds, in addition to any other obligations hereunder, the Reinvestment Premium relating to such Item.

       (d) Certain Definitions.

             (i) "End of Term Rental Adjustment" means the amounts payable pursuant to Section 29(a) or, as applicable, 29(b).

             (ii) "Net Proceeds of Sale" means with respect to each Item of Equipment sold by Lessor to a third party pursuant to Section 28(c), the net amount of the proceeds of sale of such Item, after deducting from the gross proceeds of such sale (i) all sales taxes and other taxes (excluding income taxes on or measured by Lessor's income) as may be applicable to the sale or transfer of such Item, (ii) all fees, costs and expenses of such sale incurred by Lessor and (iii) any other amounts for which, if not paid, Lessor would be liable or which, if not paid, would constitute a Lien on such Item.

       (e) Time of the Essence. The provisions of Sections 28 and 29 are of the essence of this Lease, and time is of the essence for any payment and performance of the obligations of Lessee set forth therein.

       30. Financial Information. Lessee agrees to furnish Lessor (a) as soon as available, and in any event within 120 days after the last day of each fiscal year of Guarantor, a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of such fiscal year, and related consolidated statements of income and retained earnings of Guarantor and its consolidated subsidiaries for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, and a copy of Guarantor's form 10-K, if any, filed with the Securities and Exchange Commission for such fiscal year; (b) within 45 days after the last day of each fiscal quarter of Guarantor (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings covering the fiscal year to date of Guarantor and its consolidated subsidiaries, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Guarantor, together with a copy of Guarantor's form 10-Q, if any, filed with the Securities and Exchange Commission for such quarterly period; (c) contemporaneously with its transmittal to each stockholder of Guarantor and to the Securities and Exchange Commission, all such other financial statements and reports as Guarantor shall send to its stockholders and to the Securities and Exchange Commission; (d) as soon as available to Guarantor, the notice of any adjustment resulting from any audit of the books and/or records of Guarantor by any taxing authority having jurisdiction over Guarantor; and (e) such additional financial information as Lessor may reasonably request concerning Guarantor or Lessee.

       31. Expenses. Lessee agrees, whether or not the transactions contemplated by this Lease are consummated, to pay (or reimburse Lessor for the payment of) lien searches, filing fees, and fees and expenses relating to the titling and registration of any Item(s) of Equipment incurred by or on behalf of Lessor in connection with the negotiation and documentation of this Lease, any Guaranty and any other related instruments and documents.

       32. Owner for Income Tax Purposes. Lessor agrees that Lessee shall be deemed the owner of the Equipment for federal, state and local income tax purposes and that, so long as no Event of Default shall have occurred and be continuing, Lessor shall take no action inconsistent with such ownership for income tax purposes.

       33. No Reliance. Lessee hereby acknowledges that in negotiating the terms of this Lease and all other related agreements and documents, it has sought, obtained and relied exclusively upon such accounting, actuarial, tax and legal advice from its own or other independent sources as it has deemed necessary, and further acknowledges that neither Lessor nor any of Lessor's parent, subsidiaries, affiliates or personnel has represented or warranted the legal, tax economic, accounting, or other consequences of the terms and provisions hereof and of the other related agreements and documents.

       34. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. _________ (Lessee's Initials) A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and (subject to the restrictions of Section 14 (a) hereof) Lessee. If there is more than one Lessee named herein, the liability of each Lessee shall be joint and several. This Lease, each Lease Supplement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the acquisition and leasing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto.

       35. Governing Law; Venue. Lessee agrees that at Lessor's sole election any suit, action or proceeding brought by Lessor against Lessee in connection with or arising out of this Lease may be brought in any federal or state court located in the Commonwealth of Massachusetts, and Lessee waives personal service of all process upon it and consents that service of process may be made by mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three
(3) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Lessor's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance.

       IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.
                             BTM CAPITAL CORPORATION
Attest:                               (Lessor)

/s/ MARK A. HELMAN             By: /s/ JOE PORTA
------------------                 ----------------
Assistant Secretary            Title: VICE PRESIDENT
(Corporate Seal)
                               PLAYTEX MANUFACTURING, INC.
Attest:                                (Lessee)

/s/ WILLIAM STAMMER           By: /s/ MICHAEL R. GALLAGHER
-------------------               ------------------------
Secretary                     Title: President
(Corporate Seal)


COUNTERPART NO. 2 OF 3 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                     EXHIBIT A-1 TO EQUIPMENT LEASING AGREEMENT
                            DATED AS OF JUNE 20, 1996

Type of Equipment: Extrusion line equipment, including silos and material handling equipment, a Davis Standard Corporation single screw extruder, cooling and winding equipment and spare and support equipment; Illig model 70K thermoformer and packaging equipment, including a Hoyer cartoner, a Marden Edwards overwrapper and a Marden Edward bundler. All Equipment is specifically identified by manufacturer and model number or is otherwise subject to review and approval of Lessor, which Lessor agrees not to unreasonably withhold.

Maximum Acquisition Cost:             $4,000,000

Acquisition Period: From June 20, 1996 to June 30, 1997, both dates inclusive.

Number of Months in Basic Term: Twelve (12)

Basic Term Commencement Date: First day of calendar month next following the Acceptance Date of an Item of Equipment, or such Acceptance Date if it is the first day of a calendar month.

Basic Rent Percentage*:        1.5068680%

Interim Rent Percentage*:        0.05023%

Rental Periods for Basic Term: Each full calendar month.

Rent Payment Dates for Basic Term: The first day of each calendar month during the Basic Term. If Rent is payable in arrears, the Basic Rent for the last calendar month of the Basic Term is payable on the last day of such month.

Periodicity of Basic Rent Payments During Basic Term: Monthly in arrears on each Rent Payment Date.

Maximum Term: Eighty-four (84) months.

Renewal Terms: Six (6) Renewal Terms of Twelve (12) months each.

Rental Periods for Renewal Term(s): Each full calendar month.

Rent Payment Dates for Renewal Terms(s): The first day of each calendar month during each Renewal Term.

Periodicity of Basic Rent Payments During Renewal Term: Monthly in arrears on each Rent Payment Date.

Financial Condition Reference Date: December 31, 1995

* as a percentage of Acquisition Cost and subject to the adjustments set forth below.

The Basic Rent Percentage and Interim Rent Percentage set forth above for each Item of Equipment was computed on the assumption that the interest rate for a 7-year United States Treasury Note (the "7-year Treasury Rate") as reported on page 217 of the Dow Jones Telerate Access Service for the Rent Adjustment Computation Date (hereafter defined) would be 6.58%. In the event that on the Rent Adjustment Computation Date the said 7-year Treasury Rate is actually greater or lesser than 6.58%, (i) the Basic Rent Percentage applicable to each Item of Equipment will, effective on and as of the first Rent Payment Date for each such Item of Equipment for the Basic Term thereof, be increased (if the said 7-year Treasury Rate is greater than 6.58% on the Rent Adjustment Computation Date) or be decreased (if the said 7-year Treasury Rate is less than 6.58% on the Rent Adjustment Computation Date) by .000560% for each basis point in the differential between 6.58% and the actual said 7-year Treasury Rate on the Rent Adjustment Computation Date, and (ii) the Interim Rent Percentage applicable to each such Item of Equipment will, effective on and as of the Rent Payment Date for each such Item of Equipment for the Interim Term thereof, be increased (if the said 7-year Treasury Rate is greater than 6.58% on the Rent Adjustment Computation Date) or be decreased (if the said 7-year Treasury Rate is less than 6.58% on the Rent Adjustment Computation Date) and be determined by dividing the Basic Rent Percentage for each such Item of Equipment (after giving effect to the adjustment, if any, in the Basic Rent Percentage specified in clause (i) of this sentence) by 30. The term "Rent Adjustment Computation Date" means the date that is six (6) business days prior to the applicable Acceptance Date. As used herein the term "basis point" means 1/100th of 1%. In the event of any such adjustment in the Interim Rent Percentage or Basic Rent Percentage, the Casualty Loss Values, Estimated Residual Value, Maximum Lessee Risk Percentage and Maximum Lessor Risk Percentage will be appropriately adjusted to preserve Lessor's economic return.

Certain Values:
                        Estimated         Maximum           Maximum
                        Residual          Lessee            Lessor
                        Value             Risk              Risk
Expiration of:          Percentage:*      Percentage*:      Percentage:*
--------------          ------------      ------------      ------------
Basic Term              92.278334         80.012504         12.265830

Renewal Term 1          82.112299         71.124992         10.987307
(if any)

Renewal Term 2          70.989615         61.357354          9.632261
(if any)

Renewal Term 3          58.820259         50.622432          8.197827
 (if any)

Renewal Term 4          45.505737         38.824436          6.681301
 (if any)

Renewal Term 5          30.938285         25.858091          5.080194
 (if any)

Renewal Term 6          15.000000         11.607695          3.392305
 (if any)

* as a percentage of Acquisition Cost and subject to adjustments corresponding to adjustments in the Basic Rent Factor.

PLAYTEX MANUFACTURING, INC.                BTM CAPITAL CORPORATION

By: /s/ Michael R. Gallagher               By: /s/ Joe Porta
    ------------------------------            ---------------------------------
Title: President                           Title: VICE PRESIDENT
Date: July 30, 1996                        Date: 8/14/96